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                                                                 EXHIBIT (a)(xv)

                             SUNAMERICA SERIES TRUST

                     AMENDED AND RESTATED ESTABLISHMENT AND
                  DESIGNATION OF SHARES OF BENEFICIAL INTEREST

         The undersigned, being Vice President and Assistant Secretary of SunAmerica Series Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts Business Trust, DOES HEREBY CERTIFY that, as of October 10, 2001, the following is the list of the thirty-one (31) separately designated series of the Trust's shares of beneficial interest, without par value, which have been duly authorized and established by Board of Trustees of the Trust, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.10 of the Declaration of Trust, dated September 11, 1992 (hereinafter, as so amended, referred to as the "Declaration of Trust"), to have all the rights and preferences described in the Declaration of Trust:

-        Cash Management Portfolio

-        Corporate Bond Portfolio

-        Global Bond Portfolio

-        High-Yield Bond Portfolio

-        Worldwide High Income Portfolio

-        SunAmerica Balanced Portfolio

-        MFS Total Return Portfolio

-        Asset Allocation Portfolio

-        Telecom Utility Portfolio

-        Equity Income Portfolio

-        Equity Index Portfolio

-        Growth-Income Portfolio

-        Federated Value Portfolio

-        Davis Venture Value Portfolio

-        "Dogs" of Wall Street Portfolio

-        Alliance Growth Portfolio

-        Goldman Sachs Research Portfolio

-        MFS Growth and Income Portfolio

-        Putnam Growth Portfolio

-        Blue Chip Growth Portfolio

-        Real Estate Portfolio

-        Small Company Value Portfolio

-        MFS Mid-Cap Growth Portfolio

-        Aggressive Growth Portfolio

-        Growth Opportunities Portfolio

-        Marsico Growth Portfolio

-        International Growth and Income Portfolio

-        Global Equities Portfolio

-        International Diversified Equities Portfolio

-        Emerging Markets Portfolio

-        Technology Portfolio

                                   By: /s/ ROBERT M. ZAKEM
                                       -------------------
                                   NAME: ROBERT M. ZAKEM
                                   Title: Vice President and
                                          Assistant Secretary

Dated: October 15, 2001